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                                                                   EXHIBIT 10.79
                                 FIRST AMENDMENT
                                       TO
                     CHANGE IN CONTROL EMPLOYMENT AGREEMENT

     This First Amendment to Change in Control Employment Agreement (this "Amendment") is made and entered into by and between Healthaxis, Ltd., a Texas limited partnership ("Healthaxis"), and Jonathan B. Webb (the "Executive"), to be effective as of the 1st day of January, 2003.

     WHEREAS, Healthaxis and Executive are parties to that certain Change in Control Employment Agreement dated as of January 1, 2002 (the "Agreement"), setting forth, among other things, the terms and conditions pursuant to which Healthaxis or its successor will continue to employ the Executive and/or the amount of certain payments that would be made to the Executive in the event of a Change in Control; and

     WHEREAS, the parties desire to amend the Agreement as provided herein for the purpose of setting the minimum Annual Base Salary for purposes of the Agreement at the rate of Executive's annual base salary at the end of 2002 prior to the salary reduction that will take effect on the effective date of this Amendment.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Healthaxis and Executive do hereby agree as follows:

         1. Section 3(b)(i) of the Agreement is hereby amended by adding the following sentence to the end of that Section of the
                  Agreement:

                        "Notwithstanding anything in this Agreement to the contrary, for purposes of this Agreement, the Annual Base Salary shall not be less than the Executive's annual base salary in effect at the end of 2002 ($145,000)."

     Except as expressly amended as provided above, the Agreement shall continue in full force and effect in accordance with its terms. All capitalized terms as used in this Amendment shall have the meaning specified in the Agreement.

     EXECUTED by the parties to be effective as of the date set forth hereinabove.

HEALTHAXIS:                                          EXECUTIVE:
----------                                           ----------

Healthaxis, Ltd.


By:
    ------------------------------                   --------------------------
    ------------------------------                   Jonathan B. Webb
    Its:
         -------------------------

     First Amendment to Change in Control Employment Agreement - Solo Page